PLAN AND AGREEMENT OF MERGER

This Plan and Agreement of Merger (the "Agreement") is entered this ____ day of __________, 2001, by and between Royale Petroleum Corporation ("Royale Petroleum"), Royale Energy, Inc., a California corporation (the "Surviving Corporation") (collectively, the "Constituent Corporations"), and Donald H. Hosmer and Stephen M. Hosmer (the "Royale Petroleum Directors").

RECITALS

A. Royale Petroleum is a corporation duly organized and existing under the laws of the State of Delaware.

B. The Surviving Corporation is a corporation duly organized and existing under the laws of the State of California.

C. The board of directors of Royale Petroleum has determined that it is advisable that Royale Petroleum be Merged into the Surviving Corporation on the terms and conditions hereinafter set forth.

D. The board of directors of the Surviving Corporation has determined that it is advisable that Royale Petroleum be Merged into the Surviving Corporation on the terms and conditions hereinafter set forth.

    The merger is authorized under the California Corporations Code Section 1113 and the Delaware General Corporation Laws Section 252.

AGREEMENT

  The Merger
    Merger of Royale Petroleum into the Surviving Corporation. Upon the terms and conditions set forth in this Agreement, and in accordance with the applicable statutes of the States of California and Delaware, at the Effective Date (as herein defined), Royale Petroleum shall be Merged (the "Merger") with and into the Surviving Corporation, which latter shall be the surviving corporation. The corporate existence of the Surviving Corporation with all of its purposes, powers, and objects, shall continue unaffected and unimpaired by the Merger and shall continue to be governed by the laws of the State of California.

    Continuing Corporate Existence. Except as may otherwise be set forth herein, the corporate existence and identity of the Surviving Corporation, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of Royale Petroleum, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be Merged with and into that of the Surviving Corporation, and the separate corporate existence and identity of Royale Petroleum shall thereafter cease except to the extent continued by statute. The employees and agents of Royale Petroleum shall become the employees and agents of the Surviving Corporation, and continue to be entitled to the same rights and benefits, and subject to the same obligations and responsibilities, which they had as employees and agents of Royale Petroleum.

    Effective Date. The Merger shall become effective on the day on which each of the Secretary of State of California and the Secretary of State of Delaware shall have issued certificates of merger (or if they are not issued on the same date, the date upon which the later of such certificates shall be issued).

    Corporate Governance.
      The Certificate of Incorporation of the Surviving Corporation, as amended, in effect as of the Effective Date, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Corporation.
      The Bylaws of the Surviving Corporation, as in effect as of the Effective Date, shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.
      Those persons serving as directors and officers of Royale Petroleum on the Effective Date of the Merger shall cease serving as directors and officers of Royale Petroleum as of the Effective Date of the Merger.
      Those persons serving as directors and officers of the Surviving Corporation on the Effective Date of the Merger shall continue holding their respective offices in the Surviving Corporation as of the Effective Date of the Merger.
    Rights and Liabilities of the Surviving Corporation. The Surviving Corporation shall have the following rights and obligations.
      The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of California.
      The Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of either a public or private nature, of Royale Petroleum and the Surviving Corporation, and all property, real, personal and mixed, and all debts due on whatever account, and all other chooses in action, and every other interest of or belonging or due to Royale Petroleum and the Surviving Corporation shall be taken and deemed to be transferred or invested in the Surviving Corporation without further act or deed.

      At the Effective Date, the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Royale Petroleum and the Surviving Corporation, and any claim existing or action or proceeding pending by or against Royale Petroleum or the Surviving Corporation may be prosecuted against the Surviving Corporation as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property or Royale Petroleum or the Surviving Corporation shall be impaired by the Merger.

    Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Surviving Corporation at 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108 as soon as possible thereafter when each of the other conditions this Agreement have been satisfied or waived, and shall proceed promptly to conclusion, at such place, time and date as shall be fixed by the Surviving Corporation. The day on which the Closing shall occur is herein called the "Closing Date." Each of the Constituent Corporations will cause to be prepared, executed, and delivered the Certificates of Merger to be filed with the Secretary of State of California and the Secretary of State of Delaware and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

    Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    Approval By Shareholders. Each of the Constituent Corporations shall call a meeting of its respective shareholders to be held as soon as practicable after the date hereof for the purpose of voting upon matters relating to this Agreement. Each of the Constituent Corporations will use its reasonable efforts to hold its respective shareholders' meeting as promptly as practicable and will, through its Board of Directors, recommend to its shareholders approval of the Merger and this Agreement at the shareholders' meeting. At the election of Royale Petroleum in its sole discretion, Royale Petroleum may, in lieu of a shareholders' meeting, obtain the approval of its shareholders by written consent without a meeting.

    Proxy Statement.

      The Surviving Corporation shall promptly prepare and file with the SEC, and make and file any necessary amendments, a proxy statement shall promptly mail to its shareholders the proxy statement in its definitive form contained in the Registration Statement (the "Proxy Statement").

      Each of the Constituent Corporations agrees to provide as promptly as practicable to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement.

      The Surviving Corporation agrees that at the time the Proxy Statement is mailed to the Surviving Corporation's shareholders, such Proxy Statement will (i) not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary and (ii) comply in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, no representation is made by the Surviving Corporation with respect to statements made in the Proxy Statement based on information supplied by Royale Petroleum expressly for inclusion or incorporation by reference in the Proxy Statement or information omitted with respect to and at the request of the other party.

  Conversion Of Shares
    Effect on Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the Surviving Corporation, Royale Petroleum, or any holder of any shares of Royale Petroleum:
      Cancellation of Certain Stock. Each share of Royale Petroleum, issued and outstanding immediately prior to the Effective Date, that is owned by the Surviving Corporation or Royale Petroleum shall automatically be canceled and retired and shall cease to exist and no cash, Common Stock of the Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor. Each share of the Surviving Corporation and each option, warrant or other right to purchase capital stock of the Surviving Corporation, issued and outstanding immediately prior to the Effective Date, that is owned by Royale Petroleum shall automatically be canceled and retired and shall cease to exist and no cash, Common Stock of the Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor.

      Conversion or Retention of Royale Petroleum Common Stock. Except as otherwise provided herein, all Royale Petroleum shareholders (other than Royale Petroleum and the Surviving Corporation as provided in Section 2.1.a, and Royale Petroleum shareholders who have validly exercised their Dissenters' Rights) shall transfer all outstanding shares Royale Petroleum Common Stock to the Surviving Corporation at Closing in exchange for a number of shares Common Stock of the Surviving Corporation equal to 1,200,049 shares plus (or minus) a number of shares equal to (x) 265,138 times the Royale Energy Market Price (defined in subsection c) (y) minus $609,164, (z) divided by the Royale Energy Market Price, to be distributed to the converting shareholders pro rata according to their Royale Petroleum share holdings (the "Merger Consideration").
      The "Royale Energy Market Price" shall equal the average of the daily high and low price per share at which transactions in the Common Stock of the Surviving Corporation are reported on the Nasdaq National Market System for the each of the fifteen (15) business days immediately preceding the Closing Date, excluding any business day on which no transactions in the Surviving Corporation's Common Stock are reported on the Nasdaq National Market System.
      Cancellation and Retirement of Royale Petroleum Common Stock. As of the Effective Date, all shares of Royale Petroleum Common Stock issued and outstanding immediately prior to the Effective Date shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Royale Petroleum Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive stock, to be paid in consideration upon surrender of the certificates therefore in accordance with Article 2 or (ii) with respect to Dissenting Shares, any rights under Section 262 of the Delaware General Corporation Laws or Chapter 13 of the California Corporation Code.

    Changes in Capitalization. If, between the date of this Agreement and the Effective Date, the outstanding shares of the Surviving Corporation's Common Stock are changed into a different number or class of shares by means of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted; provided that no adjustment shall be made under this Section if the number of outstanding shares of the Surviving Corporation's Common Stock increases as a result of the exercise of the Surviving Corporation's stock options or warrants.

    Dissenting Shares. At least twenty (20) days prior to the Effective Date, the Surviving Corporation shall give notice in writing to each shareholder of Royale Petroleum of the proposed Merger, including the terms and proposed effective date of the Merger, of the right to receive cash for shares of Royale Petroleum, and copies of Section 262 of the Delaware General Corporation Laws and Chapter 13 of the California Corporations Code ("Dissenters' Rights"). Within thirty (30) days after the date on which such notice is mailed, each shareholder of Royale Petroleum may make written demand that the Surviving Corporation make payment in cash for the shares of the Shareholder ("Dissenting Shares") pursuant to Section 262 of the Delaware General Corporation Laws and Chapter 13 of the California Corporations Code. If any shareholder of Royale Petroleum exercises their Dissenters' Rights, the amount of consideration paid by the Surviving Corporation in respect of such Dissenter's Rights shall be added to the amount set forth in subsection 2.1(y), in determining the number of shares to be issued to the remaining Royale Petroleum shareholders as the merger consideration. If any shareholder of Royale Petroleum exercises their Dissenters' Rights, the Surviving Corporation in its sole discretion (and subject to its right to terminate the transaction as provided in subsection 7.1.a) may postpone the Effective Date until after the final settlement and payment of all claims asserted by Royale Petroleum shareholders who have asserted Dissenters' Rights.
    Exchange of Certificates. As soon as reasonably practicable after the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Royale Petroleum Common Stock shall, upon surrender to the Surviving Corporation of such certificate(s), be entitled to receive a certificate or certificates representing the number of Shares of the Surviving Corporation, to be received by the holder pursuant to this Agreement. The Surviving Corporation shall accept such certificates upon compliance with such reasonable terms and conditions as the Surviving Corporation may impose to effect an orderly exchange in accordance with normal exchange practices. After the Effective Date there shall be no further transfer on the records of Royale Petroleum or its transfer agent or certificates representing shares of Royale Petroleum Common Stock.
    No Further Ownership Rights in Company Stock; No Fractional Shares.
      All shares of the Surviving Corporation issued upon the surrender for exchange of certificates representing shares of Royale Petroleum Common Stock in accordance with the terms of this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Royale Petroleum Common Stock represented by such certificates.
      Notwithstanding any other term of this Agreement, (i) no certificate or scrip representing fractional Shares of the Surviving Corporation shall be issued in connection with the Merger.

  Representations And Warranties Of Royale Petroleum

  Royale Petroleum represents and warrants to the Surviving Corporation that the statements contained in this Article 3 are true and correct in all material respects, except as set forth in the disclosure schedule delivered to the Surviving Corporation by Royale Petroleum on or before the date of this Agreement (the "Royale Petroleum Disclosure Schedule"). The Royale Petroleum Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this Article 3 and the disclosures in any paragraph shall qualify only the corresponding Section in this Article 3. As used in this Article 3 and elsewhere in this Agreement, the phrase "to Royale Petroleum's knowledge" or "to Royale Petroleum's actual knowledge" shall mean to the knowledge of the Royale Petroleum Directors.

    Organization And Good Standing Of Royale Petroleum. Royale Petroleum is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
    Foreign Qualification. Royale Petroleum is duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operations, assets or financial condition of Royale Petroleum taken as a whole or (b) the validity or enforceability of, or the ability of Royale Petroleum to perform its obligations under, this Agreement and the other documents contemplated hereby (a "Royale Petroleum Material Adverse Effect").
    Corporate Power And Authority. Royale Petroleum has the corporate power and authority and all material licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Royale Petroleum has the corporate power and authority to execute and deliver this Agreement and the agreements, documents and instruments contemplated hereby and, subject to the approval of this Agreement and the Merger by its shareholders, to perform its obligations under this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement and to consummate the Merger. The execution, delivery and performance by Royale Petroleum of this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement have been duly authorized by all necessary corporate action, other than the approval of this Agreement and the Merger by its shareholders.
    Binding Effect. This Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement have been or will have been duly executed and delivered by Royale Petroleum and are or will be, when executed and delivered, the legal, valid and binding obligations of Royale Petroleum enforceable in accordance with their terms except that: (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and (c) rights to indemnification may be limited by considerations of public policy.
    Absence Of Restrictions And Conflicts. Subject only to the approval of the adoption of this Agreement and the Merger by Royale Petroleum's shareholders, the execution, delivery and performance of this Agreement and the other documents executed or to be executed by Royale Petroleum in connection with this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of Royale Petroleum, (ii) any judgment, decree or order of any court or governmental authority or agency to which Royale Petroleum is a party or by which Royale Petroleum or any of their respective properties is bound, or (iii) subject to compliance with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, any statute, law, regulation or rule applicable to Royale Petroleum. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Royale Petroleum is required in connection with the execution, delivery or performance of this Agreement by Royale Petroleum or the consummation of the transactions contemplated hereby and the ownership and operation by Royale Petroleum of its business and properties after the Effective Date in substantially the same manner as now owned and operated, except where the failure to obtain such consent, approval, order or authorization of or the failure to make such registration, declaration or filing, would not have an Royale Petroleum Material Adverse Effect.
    Capitalization Of Royale Petroleum.
      The authorized capital stock of Royale Petroleum consists of ________ shares of common stock, $_____ par value. As of the date hereof, there were 2,000 shares of Royale Petroleum common stock issued and outstanding.
      All of the issued and outstanding shares of Royale Petroleum's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
      There are no voting trusts, shareholder agreements or other voting arrangements by the shareholders of Royale Petroleum.
      Except as set forth in subsections a, b, and c above or the portions of the Royale Petroleum Disclosure Schedule corresponding to these sections, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Royale Petroleum or any of Royale Petroleum Subsidiaries to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Royale Petroleum or Royale Petroleum Subsidiaries.
    Financial Statements And Records Of Royale Petroleum. Royale Petroleum has made available to the Surviving Corporation true, correct and complete copies of the balance sheets of Royale Petroleum and the Royale Petroleum Subsidiaries as of December 31, 1999 and 2000 and the consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended (the "Royale Petroleum Financial Statements"). The Royale Petroleum Financial Statements have been prepared from, and are in accordance with, the books and records of Royale Petroleum and present fairly, in all material respects, the assets, liabilities and financial position of Royale Petroleum as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since December 31, 2000, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Royale Petroleum, except as noted in the Royale Petroleum Financial Statements. The books and records of Royale Petroleum have been and are being maintained in accordance with acceptable business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of Royale Petroleum set forth in Royale Petroleum Financial Statements.
    Absence Of Certain Changes. Since December 31, 2000, Royale Petroleum has not, except as may result from the transactions contemplated by this Agreement:
      suffered any change in the business, results of operations or the manner of conducting the business of Royale Petroleum taken as a whole, except such change (i) reflected on the Royale Petroleum Financial Statements; or (ii) that would not have an Royale Petroleum Material Adverse Effect;
      suffered any damage or destruction to or loss of the assets of Royale Petroleum not covered by insurance, which property or assets are material to the operations or business of Royale Petroleum taken as a whole;
      forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;
      entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into in the ordinary course of business;
      written up, written down or written off the book value of any material amount of assets, except such charges and adjustments made in the normal course of business and in accordance with generally accepted accounting principles consistently applied;
      declared, paid or set aside for payment any dividend or distribution with respect to Royale Petroleum's capital stock;
      redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Royale Petroleum's capital stock or securities (other than shares issued upon exercise of options and warrants granted prior to the date hereof) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;
      increased the compensation of or paid any bonuses to any officers of Royale Petroleum or any employee of Royale Petroleum entered into any employment, consulting, compensation or collective bargaining agreement with any person or group;
      entered into, adopted or amended in any material respect any employee benefit plan;
      entered into any material transaction other than in the ordinary course of business; or
      entered into any agreement to do any of the foregoing.
    No Material Undisclosed Liabilities. To Royale Petroleum's actual knowledge, there are no material liabilities of Royale Petroleum of any nature other than the liabilities that are fully reflected, accrued, or reserved against in the Royale Petroleum Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since December 31, 2000.
    Tax Returns; Taxes. Royale Petroleum has duly filed all material federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, employee benefit plans, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. To Royale Petroleum's actual knowledge, no extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Royale Petroleum with respect to any tax. To Royale Petroleum's actual knowledge, no unsatisfied material deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Royale Petroleum, nor has Royale Petroleum or the Royale Petroleum Subsidiaries received notice of any such deficiency, delinquency or default. Royale Petroleum have no material tax liabilities other than those reflected on the Royale Petroleum Financial Statements and those arising in the ordinary course of business since December 31, 2000.
    Litigation And Government Claims. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or, to Royale Petroleum's actual knowledge, any governmental investigation or any inquiry involving Royale Petroleum as to which its business or assets are subject which would have an Royale Petroleum Material Adverse Effect. To Royale Petroleum's actual knowledge, there is no pending change in any environmental, zoning or building laws, regulations or ordinances involving Royale Petroleum or its businesses or assets which would, severally or in the aggregate, have an Royale Petroleum Material Adverse Effect. To the knowledge of Royale Petroleum, there are no such proceedings threatened or contemplated, or any unasserted claims (whether or not the potential claimant may be aware of the claim) of any nature that might be asserted against Royale Petroleum which would, severally or in the aggregate, have an Royale Petroleum Material Adverse Effect. Royale Petroleum is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Royale Petroleum, any governmental restriction applicable to Royale Petroleum which is reasonably likely to have an Royale Petroleum Material Adverse Effect.
    Compliance With Laws. To Royale Petroleum's actual knowledge, Royale Petroleum has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which they are a party, except for instances which would not have an Royale Petroleum Material Adverse Effect. Royale Petroleum has been and is, to the knowledge of Royale Petroleum, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would an Royale Petroleum Material Adverse Effect.
    Employee Benefit Plans. Royale Petroleum has no employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
    Properties. (a) Royale Petroleum has good and marketable title, free and clear of all liens, claims or encumbrances (other than "Permitted Liens" as defined below) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the Royale Petroleum Financial Statements as being owned by Royale Petroleum. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by any of Royale Petroleum are held under valid instruments enforceable in accordance with their respective terms. As used herein, the term "Permitted Liens" includes (i) liens for taxes, assessments or other governmental charges not yet due and payable or the subject of a good faith dispute, to the extent liability is fully reserved for in the Royale Petroleum Financial Statements; (ii) statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable; (iii) landlord liens contained in leases in the ordinary course of business; and (iv) such imperfections of title and/or encumbrances as are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the properties and assets subject thereto or affected thereby.
    Accuracy Of Disclosures. None of the information supplied by Royale Petroleum for inclusion in the Proxy Statement (as such terms are defined in Section 1.9), and as such information is supplemented or amended from time to time, will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of the shareholders of the Surviving Corporation in accordance therewith, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  Representations And Warranties Of The Surviving Corporation

  The Surviving Corporation represents and warrants to Royale Petroleum that the statements contained in this Article 4are true and correct in all material respects, except as set forth in the disclosure schedule delivered to Royale Petroleum by the Surviving Corporation on or before the date of this Agreement (the "Surviving Corporation Disclosure Schedule"). The Surviving Corporation Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this Article 4 and the disclosures in any paragraph shall qualify only the corresponding Section in this Article 4.

    Organization And Good Standing Of The Surviving Corporation. The Surviving Corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
    Foreign Qualification. The Surviving Corporation is duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the business, operations, prospects, assets or financial condition of the Surviving Corporation taken as a whole or (b) the validity or enforceability of, or the ability of the Surviving Corporation to perform its obligations under, this Agreement and the other documents contemplated hereby (a "Surviving Corporation Material Adverse Effect").
    Corporate Power And Authority. The Surviving Corporation has the corporate power and authority and all material licenses and permits required by governmental authorities to own, lease and operate its properties and assets and to carry on its business as currently being conducted. The Surviving Corporation has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its shareholders, to perform its obligations under this Agreement and the other documents executed or to be executed by the Surviving Corporation in connection with this Agreement and to consummate the Merger. The execution, delivery and performance by the Surviving Corporation of this Agreement and the other documents executed or to be executed by the Surviving Corporation, as applicable, in connection with this Agreement have been duly authorized by all necessary corporate action, other than the approval of this Agreement and the Merger by the shareholders of the Surviving Corporation.
    Binding Effect. This Agreement and the other documents executed or to be executed by the Surviving Corporation in connection with this Agreement have been or will have been duly executed and delivered by the Surviving Corporation and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Surviving Corporation, enforceable in accordance with their terms except that: (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights; (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and (c) rights to indemnification may be limited by considerations of public policy.
    Absence Of Restrictions And Conflicts. Subject only to the approval of the adoption of this Agreement and the Merger by the Surviving Corporation's shareholders, the execution, delivery or performance of this Agreement and the other documents executed in connection with the Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles or Certificate of Incorporation or Bylaws of the Surviving Corporation, (ii) any judgment, decree or order of any court or governmental authority or agency to which the Surviving Corporation is a party or by which the Surviving Corporation or any of its properties is bound, or (iii) subject to compliance with the Securities Act, the Exchange Act and applicable state securities laws, any statute, law, regulation or rule applicable to the Surviving Corporation. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Surviving Corporation is required in connection with the execution, delivery or performance of this Agreement by the Surviving Corporation or the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, order or authorization of or the failure to make such registration, declaration or filing, would not have a Surviving Corporation Material Adverse Effect.
    Capitalization Of The Surviving Corporation.
      The authorized capital stock of the Surviving Corporation consists of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock, no par value. As of June 30, 2001, there were (i) 4,369,451 shares of common stock outstanding, (ii) 10,780 shares of Series A Preferred Stock outstanding and (iii) 50,308 shares of Series AA preferred stock outstanding. All of the issued and outstanding shares of the Surviving Corporation's common stock have been duly authorized and validly issued and are fully paid and nonassessable.
      All of the issued and outstanding shares of the Surviving Corporation's common stock have been, and the Merger Shares when issued will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
      To the Surviving Corporation's knowledge, there are no voting trusts, shareholder agreements or other voting arrangements by the shareholders of the Surviving Corporation.
      Except as described in the Surviving Corporation's SEC Reports (defined in Section 4.7), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating the Surviving Corporation to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Surviving Corporation.
    Financial Statements And Records Of The Surviving Corporation. The Surviving Corporation SEC Reports include (i) the balance sheets of the Surviving Corporation as of December 31, 2000, and the consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including the notes thereto, examined by and accompanied by the report of Brown Armstrong Randall and Reyes Accountancy Corporation and (ii) the unaudited balance sheet of the Surviving Corporation as of June 30, 2001 and the consolidated statements of income and cash flows for the six months then ended (collectively the "Surviving Corporation Financial Statements"). The Surviving Corporation Financial Statements have been prepared from, and are in accordance with, the books and records of the Surviving Corporation and present fairly, in all material respects, the assets, liabilities and financial position of the Surviving Corporation as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since June 30, 2001, there has been no change in accounting principles applicable to, or methods of accounting utilized by, the Surviving Corporation, except as noted in the Surviving Corporation Financial Statements. The books and records of the Surviving Corporation have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of the Surviving Corporation set forth in the Surviving Corporation Financial Statements. The Surviving Corporation has not, except as may result from the transactions contemplated by this Agreement, (i) suffered any change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) or the manner of conducting the business of the Surviving Corporation taken as a whole, except as reflected on the Surviving Corporation Financial Statements and except for such changes that would not have a Surviving Corporation Material Adverse Effect; or (ii) suffered any damage or destruction to or loss of the assets of the Surviving Corporation not covered by insurance, which property or assets are material to the operations or business of the Surviving Corporation taken as a whole.
    No Material Undisclosed Liabilities. To the Surviving Corporation's knowledge, there are no material liabilities of the Surviving Corporation of any nature, whether absolute, accrued, contingent or otherwise, other than the liabilities and obligations that are fully reflected, accrued or reserved against in the Surviving Corporation Financial Statements, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since June 30, 2001.
    Compliance With Laws. To the Surviving Corporation's knowledge, the Surviving Corporation has all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a Surviving Corporation Material Adverse Effect. The Surviving Corporation have been and are, to the knowledge of the Surviving Corporation, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the failure to obtain or the violation of which would have a Surviving Corporation Material Adverse Effect.
    Tax Returns; Taxes. The Surviving Corporation has duly filed all material federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, employee benefit plans, unemployment, franchise, excise and sales taxes and all such returns and reports are true and correct in all material respects; have either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. To the Surviving Corporation's actual knowledge, no extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by the Surviving Corporation with respect to any tax. To the Surviving Corporation's actual knowledge, no unsatisfied material deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against the Surviving Corporation, nor has the Surviving Corporation received notice of any such deficiency, delinquency or default. The Surviving Corporation has no material tax liabilities other than those reflected on the Surviving Corporation Financial Statements and those arising in the ordinary course of business.

    Properties. Except as set forth in the Surviving Corporation SEC Reports, the Surviving Corporation has good and marketable title, free and clear of all material liens, claims or encumbrances (other than "Permitted Liens" as defined below) to all of their material properties and assets whether tangible or intangible, real, personal or mixed, reflected on the Surviving Corporation Financial Statements as being owned by the Surviving Corporation. All buildings and all fixtures, equipment and other property and assets which are material to its business held under leases or subleases by the Surviving Corporation are held under valid instruments enforceable in accordance with their respective terms. As used herein, the term "Permitted Liens" include (i) liens for taxes, assessments or other governmental charges not yet due and payable or the subject of a good faith dispute, to the extent the disputed liability is fully reserved for in the Surviving Corporation Financial Statements; (ii) statutory liens incurred in the ordinary course of business with respect to liabilities that are not yet due and payable; (iii) landlord liens contained in leases in the ordinary course of business; (iv) liens arising in the ordinary course of business in connection with the collection of negotiable instruments; and (v) such imperfections of title and/or encumbrances as are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the properties and assets subject thereto or affected thereby.

  Conduct Pending Effective Date

  The Constituent Corporations agree and covenant between them that between the date of this Agreement and the Effective Date:

    Royale Petroleum shall not purchase, sell or transfer any of the shares of Common Stock or warrants or options to purchase shares of Common Stock of the Surviving Corporation that are held by Royale Petroleum. Royale Petroleum shall not exercise any warrants or options to purchase shares of Common Stock of the Surviving Corporation.
    The Surviving Corporation shall not issue any warrants, options or other rights to purchase any securities to be issued by the Surviving Corporation. The Surviving Corporation purchase or sell any shares of its securities, other than to sell shares of its Common Stock pursuant to the exercise of options or warrants that are issued and outstanding immediately preceding the date of this Agreement.
    Royale Petroleum shall not pledge, hypothecate, sell or transfer any of its properties, except for the sale of oil or gas produced from properties owned by it in the ordinary course of business.
    The Constituent Corporations shall take all commercially reasonable actions necessary in order to obtain the approval of the shareholders of each of the Constituent Corporations and to complete and make effective the transactions contemplated by this Agreement.

  Indemnification
    Indemnification by Royale Petroleum. Royale Petroleum agrees to indemnify the Surviving Corporation against any loss, damage, or expense (including reasonable attorney fees) suffered by the Surviving Corporation from (1) any breach by Royale Petroleum of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by Royale Petroleum; provided, that the Surviving Corporation shall promptly give notice of any such claims hereunder to Royale Petroleum.
    Indemnification by Royale Petroleum Directors. The Royale Petroleum Directors agree to indemnify the Surviving Corporation against any loss, damage or expenses (including reasonable attorney fees) suffered by the Surviving Corporation from any inaccuracy in or breach of the representations and warranties by Royale Petroleum contained in Article 3; provided, that the Surviving Corporation shall promptly give notice of any such claims hereunder to the Royale Petroleum Directors.
    Indemnification by the Surviving Corporation. The Surviving Corporation agrees to indemnify the Royale Petroleum against any loss, damage, or expense (including reasonable attorney fees) suffered by Royale Petroleum from (1) any breach by the Surviving Corporation of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by the Surviving Corporation; provided, that Royale Petroleum shall promptly give notice of any such claims hereunder to the Surviving Corporation.

  Miscellaneous

    Termination. In addition to the provisions regarding termination set forth elsewhere herein, this Plan and the transaction contemplated hereby may be terminated at any time on or before the Closing Date by resolution of the board of directors of the Surviving Corporation. The Constituent Corporations agree that Surviving Corporation may terminate the Merger (and that, in case of such termination, this Plan will not be implemented) on the happening of any of the following events:

      If the merger is not approved by the shareholders of either of the Constituent Corporations on or before December 31, 2001;

      If the merger is not approved by the affirmative vote of 100% of the shares of Royale Petroleum which are outstanding and entitled to vote at the date of such vote;

      If, in the opinion of the directors of the Surviving Corporation, the Surviving Corporation receives valid and enforceable demands from the holders of its Common Stock to repurchase more than 5% of the issued and outstanding shares of Common Stock of the Surviving Corporation pursuant to Cal. Corp. Code Section 1300.

      If any material action or proceeding is instituted against any of the Constituent Corporations or their assets; or

      if the board of directors of the Surviving Corporation reasonably believes that that the Merger would have a material adverse effect on the Surviving Corporation.

    Entire Agreement. This Agreement and the exhibits hereto contain the complete Agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.
    Survival of Representations and Warranties and Covenants. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing, and the covenants and agreements of the parties shall not survive the Closing.
    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.
    Successors; Assignments. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.
    Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its principles of conflict of laws, and the state and federal courts of California shall have exclusive jurisdiction over, and venue with respect to, any controversy or claim arising out of or relating to this Agreement.
    Waiver and Other Action. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.
    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.
    No Third Party Beneficiaries. Other than as expressly set forth in this Section, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

In witness whereof, Royale Petroleum Corporation, has executed this Agreement as of the day and year first above written.

Royale Petroleum Corporation

By: ___________________________

Donald H. Hosmer, Chairman of Board & President

By: ___________________________

Stephen M. Hosmer, Secretary

In Witness Whereof, Royale Energy, Inc. has executed this Agreement as of the day and year first above written.

Royale Energy, Inc.

By: ___________________________

Harry E. Hosmer, Chairman of Board

By: ___________________________

Donald H. Hosmer, Secretary